                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sections 240.14a-11(c) or 240.14a-12

                            ACME Communications, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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
                        (ACME COMMUNICATIONS, INC. LOGO)


                         2101 E. FOURTH STREET, STE. 202
                           SANTA ANA, CALIFORNIA 92705



Dear Stockholder:

               You are cordially invited to attend the Annual Meeting of Stockholders of ACME Communications, Inc. which will be held at the Peninsula Hotel located at 9882 Santa Monica Blvd., Beverly Hills, California on Wednesday, April 26, 2000 at 9:00 a.m. (local time).

               At the Annual Meeting, holders of common stock will vote upon the election of eight directors. In addition, we will ask all stockholders to ratify the appointment of KPMG LLP as our independent accountants for the 2000 fiscal year. The attached Proxy Statement contains information about these matters.

               Whether or not you plan to attend, please promptly execute and return your proxy card to assure that your shares are represented at the meeting.

               I hope you will be able to attend the Annual Meeting and look forward to seeing you on April 26, 2000.

                                  Sincerely,



                                  Jamie Kellner
                                  Chairman of the Board and
                                  Chief Executive Officer


March 31, 2000

                        (ACME COMMUNICATIONS, INC. LOGO)


                         2101 E. FOURTH STREET, STE. 202
                           SANTA ANA, CALIFORNIA 92705



                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 APRIL 26, 2000


               ACME Communications, Inc. will hold its Annual Meeting of Stockholders on Wednesday, April 26, 2000 at the Peninsula Hotel, 9882 Santa Monica Blvd., Beverly Hills, California at 9:00 a.m. (local time) for the following purposes:

               1.   To elect eight directors;

               2. To ratify the appointment of KPMG LLP as our independent accountants for 2000; and

               3. To transact such other business as may properly come before the meeting.

               Only stockholders who owned stock at the close of business on March 15, 2000 can vote at this meeting or any adjournments that may take place. Even though you may plan to attend the meeting, we ask that you sign and date the enclosed proxy card, and return it without delay in the enclosed postage-paid envelope. If you are present, you may withdraw your proxy card and vote in person.

               Please sign, date and mail the enclosed proxy card promptly in the enclosed envelope so that your shares of stock may be present at the meeting.

                                       By Order of the Board of Directors,



                                       Thomas Allen
                                       Executive Vice President,
                                       Chief Financial Officer and
                                       Secretary


March 31, 2000

                        (ACME COMMUNICATIONS, INC. LOGO)


                         2101 E. FOURTH STREET, STE. 202
                           SANTA ANA, CALIFORNIA 92705


                                 PROXY STATEMENT
                                 MARCH 31, 2000

                                     GENERAL


               ACME Communications, Inc.'s Board of Directors is soliciting the enclosed proxy for use at our Annual Meeting of Stockholders to be held on Wednesday, April 26, 2000 at the Peninsula Hotel, 9882 Santa Monica Blvd., Beverly Hills, California at 9:00 a.m. (local time) and at any adjournment thereof.

               We will vote all valid and properly executed proxies that we receive before the Annual Meeting in accordance with the instructions specified in the proxy. If proxies do not give any instructions, we will vote shares FOR:
(1) the election of the named nominees for director, and (2) ratification of KPMG, LLP's appointment as independent accountants.

               You may revoke your proxy at any time before it is actually voted at the Annual Meeting by delivering a written notice of revocation to our corporate Secretary or attending the meeting and withdrawing your proxy.

               We will pay the cost of this proxy solicitation. Brokers and nominees should forward soliciting materials to the beneficial owners of the stock such brokers and nominees hold of record. We will reimburse them for their reasonable forwarding expenses. Our directors, officers and regular employees, without extra compensation, may solicit proxies personally, by telephone, by mail or by other means of communication.

                                VOTING SECURITIES

               Each share of common stock has one vote on all matters submitted to our stockholders at the Annual Meeting. Stockholders of record at the close of business on March 15, 2000 are entitled to vote at the Annual Meeting. On March 15, 2000, our issued and outstanding voting securities consisted of 16,750,000 shares of common stock.

               The presence at the Annual Meeting, in person or by proxy, of the holders of a majority in voting power of the outstanding shares of our common stock entitled to vote will constitute a quorum for the meeting. Assuming such a quorum is present, for the purpose of electing directors, the affirmative vote of a plurality of votes cast is necessary to approve the election of directors. For the purpose of approving all other proposals presented to our stockholders at the Annual Meeting, the affirmative vote of a majority in voting power of the shares of common stock which are present in person or by proxy and entitled to vote thereon.

               The inspector of elections that we appoint will count all votes cast in person or by proxy at the Annual Meeting. We will treat abstentions as shares that are present and entitled to vote to determine the presence of a quorum, but not as votes cast to determine the approval of any matter submitted to a vote.

               If you hold your shares in "street name" through a broker or other nominee, and you do not give your broker or nominee specific instructions on how to vote your shares, your broker or nominee will be permitted to exercise voting discretion with respect to the matters proposed to be acted upon. Shares represented by such "broker non-votes" will be counted in determining whether there is a quorum.

                               BOARD OF DIRECTORS

                              ELECTION OF DIRECTORS

               The nominees proposed for election are Jamie Kellner, Douglas Gealy, Thomas Allen, James Collis, Brian McNeill, Thomas Embrescia, Michael Roberts and Darryl Schall. Each director will serve until the annual meeting of stockholders in 2001 or until his successor is elected and qualified.

               Each nominee has indicated his willingness to serve if elected, but if any nominee should become unable to serve, we will vote the proxies solicited hereby for the election of such other person as our directors shall select. Background information on the directors appears below.

                       NOMINEES FOR ELECTION AS DIRECTORS

               The following table sets forth information about our directors as of March 15, 2000.

                                                                                            YEAR
                                                                                           FIRST
       NAME               AGE                          POSITION                            ELECTED
       ----               ---                          --------                            -------
 Jamie Kellner.............52  Chairman of the Board and Chief Executive Officer            1997
 Douglas Gealy.............39  President, Chief Operating Officer and Director              1997
 Thomas Allen..............47  Executive Vice President, Chief Financial Officer and        1997
                               Director
 James Collis..............37  Director                                                     1999
 Thomas Embrescia..........53  Director                                                     1998
 Brian McNeill.............44  Director                                                     1999
 Michael Roberts...........51  Director                                                     1999
 Darryl Schall.............39  Director                                                     1999

----------

        Jamie Kellner is a founder of ACME and has served as our Chief Executive Officer and Chairman of the Board since 1997. Mr. Kellner is also a founder, and has been Chief Executive Officer and a partner of The WB Network since 1993. Mr. Kellner was President of Fox Broadcasting Company since its inception in 1986 to 1993.

        Douglas Gealy is a founder of ACME and has served as our President and Chief Operating Officer and as a member of our Board since 1997. Since December of 1996, Mr. Gealy has been involved in development activities for ACME. Before founding ACME, Mr. Gealy served for one year as Executive Vice President of Benedek Broadcasting Corporation. From 1991 to 1996, Mr. Gealy was a Vice President and General Manager of WCMH and, under a local marketing agreement, WWHO, both in Columbus, Ohio, and following the acquisition of these television stations by NBC, served as President and General Manager of these stations.

        Thomas Allen is a founder of ACME and has served as our Executive Vice President and Chief Financial Officer and as a member of our Board since 1997. Since June 1996, Mr. Allen has been involved in development activities for ACME. From August 1993 to May 1996, Mr. Allen was the Chief Operating Officer and Chief Financial Officer for Virgin Interactive Entertainment. Before that Mr. Allen served as Senior Vice President and Chief Financial Officer of the Fox Broadcasting Company from 1986 to 1993.

        James Collis has served as a member of our Board since July 1999. Mr. Collis is an Executive Vice President of CEA Management Corp., a corporation formed to manage CEA Capital Partners USA, L.P. and CEA Capital Partners USA CI, L.P. Mr. Collis has served in this role since 1997. Before joining CEA Management Corp., Mr. Collis was a Principal at Chase Manhattan Bank beginning in December 1996. Before becoming a Principal, Mr. Collis was a Vice President of Chase Manhattan Bank beginning in June 1995 and an associate before that beginning in June 1991. Mr. Collis has also been an investor in the media and communications industry for nine years and serves on the Board of Directors for numerous private media and communication companies.

        Thomas Embrescia has served as a member of our Board since we acquired WTVK from Second Generation Television, Inc. in June 1998. Mr. Embrescia is the Chairman and principal investor of Second Generation Television, a company he formed in 1993. In addition, he also serves as chairman or Chief Executive Officer and is a principal investor in several other media and marketing related businesses. Mr. Embrescia has over 31 years of experience in the broadcasting and media industry.

        Brian McNeill has served as a member of our Board since July 1999. Since 1996, he has been the managing general partner of Alta Communications, a private venture capital firm he co-founded, which specializes in the communications industry. Since 1986, Mr. McNeill has been a general partner of various funds affiliated with Burr, Egan, Deleage & Co., a major private equity firm which specializes in investments in the communications and technology industries. He has served as a director in many private radio and television broadcasting companies such as Tichenor Media Systems, OmniAmerica Group, Panache Broadcasting and Shockley Communications and currently serves on the board of a publicly traded company, Radio One, Inc.

        Michael Roberts has served as a member of our Board since April 1999. Mr. Roberts is a co-founder of Roberts Broadcasting which owns several television stations in medium-sized markets in the U.S. and has served as its Chairman and Chief Executive Officer since 1981. Mr. Roberts is also the founder of companies active in commercial real estate development, construction program management and corporate management consulting. Mr. Roberts is also a Managing Member for Roberts Wireless Communications, a Sprint affiliate serving Missouri, Southern Illinois and Kansas.

        Darryl Schall has served as a member of our Board since July 1999. Mr. Schall is a Managing Director of Trust Company of the West and has been employed by Trust Company of the West since November 1995. Mr. Schall was Director of Research at Crescent Capital Corporation from July 1994 until its acquisition by Trust Company of the West in 1995.

        See "Compensation Committee Interlocks and Insider Participation" below for a description of the long-term voting agreement entered into in 1999 between the Company and Messrs. Kellner, Gealy, Allen, Embrescia and Roberts, and investment funds managed by or affiliated with Alta Communications, BancBoston, CEA Capital and TCW Asset Management Company, all of whom are current stockholders.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE DIRECTORS LISTED ABOVE. WE WILL VOTE PROXIES RECEIVED BY US IN FAVOR OF THE ABOVE NOMINEES UNLESS A CONTRARY CHOICE IS INDICATED.

                             DIRECTORS' COMPENSATION

        Our directors do not currently receive any cash compensation for services on our Board of Directors or any committee of our board. However, directors may be reimbursed for expenses they incur in attending board and committee meetings. All directors are eligible to participate in our 1999 Stock Incentive Plan. No grants of stock options were made to our directors in 1999 in their capacity as directors.

                           BOARD OF DIRECTORS MEETINGS

        The Board of Directors acted by the unanimous written consent of the board members on 5 occasions during 1999. The Board of Directors met 2 times during 1999. Each director attended all meetings of the Board and Committees on which he served.

                                BOARD COMMITTEES

Audit Committee

        On September 27, 1999 the Board of Directors formed the Audit Committee and approved its charter. Our Audit Committee was initially comprised of Darryl Schall and James Collis. As required by the Federal Communications Commission, Messrs. Schall and Collis resigned, pending final approval from the Federal Communications Commission of our long-form change of control application, immediately before the reorganization of our corporate form in connection with our initial public offering. Until Messrs. Schall and Collis rejoined the Board and the Audit Committee on December 9, 1999, Thomas Embrescia and Michael Roberts served as the members of the Audit Committee. Our Audit Committee recommends the engagement of independent public accountants, reviews with the independent public accountants the plans and results of such audit engagement, approves professional services provided by the independent public accountants, reviews independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of our internal accounting controls. The Audit Committee did not meet in 1999 and did not take any action by written consent.

Compensation Committee

               On September 27, 1999 the Board of Directors formed the Compensation Committee and approved its charter. Our Compensation Committee was initially comprised of Thomas Embrescia and Brian McNeill. As required by the Federal Communications Commission, Mr. McNeill resigned from the Board of Directors, pending final approval from the Federal Communications Commission of our long-form change of control application, immediately before the reorganization of our corporate form in connection with our initial public offering. Until Mr. McNeill rejoined the Board of Directors and the Compensation Committee on December 9, 1999, Michael Roberts served as a member of the Compensation Committee. Our Compensation Committee determines compensation of our executive officers and administers our 1999 Stock Incentive Plan, as amended. The Compensation Committee, met one time in 1999.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


               The following contains information regarding the beneficial ownership of our common stock as of March 15, 2000, for:

        - holders or groups of related holders who, individually or as a group, are known to us to be the beneficial owners of 5% or more of our common stock;

        -      our executive officers;

        -      each director;

        -      our executive officers and directors as a group.

               Unless otherwise noted, the address for each person or entity named below is c/o ACME Communications, Inc. 2101 E. Fourth Street, Suite 202, Santa Ana, California 92705.

               Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Except as indicated by footnote, the Section titled "Certain Relationships and Related Transactions", and subject to community property laws where applicable, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

                                                                  SHARES OF         PERCENTAGE OF
                                                                 COMMON STOCK           COMMON
                                                                 BENEFICIALLY     STOCK BENEFICIALLY
                                                                    OWNED               OWNED
                                                                ---------------   ------------------
NAME AND ADDRESS OF
BENEFICIAL OWNER
----------------
Jamie Kellner..................................................      765,191             4.57%
Douglas Gealy..................................................      558,576             3.33%
Thomas Allen...................................................      555,911             3.32%
Edward Danduran................................................        1,800                 *
James Collis(1)................................................    1,535,360             9.17%
Thomas Embrescia(2)............................................      149,006                 *
Brian McNeill(3)...............................................    1,535,360             9.17%
Michael Roberts................................................      471,700             2.82%





                                                                  SHARES OF          PERCENTAGE OF
                                                                 COMMON STOCK            COMMON
NAME AND ADDRESS OF                                              BENEFICIALLY      STOCK BENEFICIALLY
BENEFICIAL OWNER                                                    OWNED                OWNED
-------------------                                              ------------      ------------------
Darryl Schall(4)...............................................    1,172,138             6.99%
BancBoston Ventures Inc.(5)....................................    1,544,418             9.22%
Alta Communications, Inc./Burr, Egan, Deleage & Co., Inc.(3)...    1,535,360             9.17%
CEA Capital Partners USA, LP(1)................................    1,535,360             9.17%
TCW Asset Management Company(4)................................    1,172,138             6.99%
All directors and executive officers as a group (9 persons)....    7,221,975            40.27%

----------

*      Represents beneficial ownership of less than 1%.

(1) Includes 1,151,737 shares held by CEA Capital Partners USA, L.P. and 355,180 shares held by CEA Capital Partners USA CI, L.P., two limited partnerships which own CEA ACME, Inc. which holds 28,443 shares. Mr. Collis, one of our directors, is an Executive Vice President of CEA Management Corp., a corporation formed to manage CEA Capital Partners USA, L.P. and CEA Capital Partners USA CI, L.P. and therefore may be deemed to having voting and investment power over the shares. Mr. Collis and CEA Management Corp. have no pecuniary interest in and disclaim beneficial ownership of these shares. The address for CEA Management Corp. is 17 State Street, 35th Floor, New York, NY 10004.

(2) Includes 52, 229 shares held by each of three trusts, 1994 Embrescia FITrust f/b/o F.M. Embrescia, 1994 Embrescia FITrust f/b/o M.M. Embrescia and 1994 Embrescia FITrust f/b/o A.M. Embrescia, of which Mr. Embrescia is trustee. Mr. Embrescia is deemed to be the beneficial owner of these shares. The address for Mr. Embrescia is 1228 Euclid Avenue, Suite 860, Cleveland, OH 44115.

(3) Includes 28,443 shares held by Alta ACME, Inc., and 376,729 shares held by Alta Subordinated Debt Partners III, LP, 1,105,035 shares held by Alta Communications VI, LP, and 25,153 shares held by Alta Comm S by S, LLC., entities which own Alta ACME, Inc. Alta Subordinated Debt Partners III, L.P. is managed by Burr, Egan, Deleage & Co., Inc. and Alta Communications VI, L.P. and Alta Comm S By S, LLC are indirectly managed by Alta Communications, Inc. which may be deemed to have investment powers with respect to the shares held by these partnerships. Mr. McNeill is the general partner of the general partner of Alta Subordinated Debt Partners III and of Alta Communications VI and is a member of Alta Comm S by S, and may be deemed to have investment power with respect to the shares owned by these funds. Mr. McNeill disclaims beneficial ownership of the shares held by these funds, except to the extent of his proportionate pecuniary interest therein. The address for both Alta Communications, Inc. and Burr, Egan, Deleage & Co., Inc., which have common ownership, is One Post Office Square, Suite 3800, Boston, MA 02109.

(4) Includes 21,186 shares held by LINC ACME, 777,436 shares held by TCW Leveraged Income Trust, LP, and 373,516 shares held by TCW Shared Opportunity Fund II LP, investment funds for which TCW Asset Management provides investment advisory services. LINC ACME is a subsidiary of TCW Leveraged Income Trust, LP. Mr. Schall is a Managing Director of TCW Asset Management and may be deemed to have investment powers with respect to the shares owned by these funds. Mr. Schall has no pecuniary interest in and disclaims beneficial ownership of these shares. The address for TCW Asset Management Company is 11100 Santa Monica Boulevard, Suite 2000, Los Angeles, CA 90025.

(5) BankBoston Corporation directly or indirectly has voting control with respect to the stock of BancBoston Ventures. The address for BancBoston Ventures Inc. is 100 Federal Street, Boston, MA 02110.

                          COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION*

               The Compensation Committee consists of Mr. Embrescia and Mr. McNeill, both of whom are non-employee directors. The philosophy of the Compensation Committee is to attract, motivate and retain highly skilled and effective executives who can achieve long-term success in the Company's present competitive environment. The Compensation Committee is responsible for making recommendations to our Board concerning our executive officers' compensation levels, administers our stock incentive plan and determines awards to be made under the plan to our officers and all other eligible individuals. The Compensation Committee may consider other forms of compensation, both short and long-term, in addition to those generally described above. In 1999 in connection with our initial public offering, the Compensation Committee renegotiated our consulting agreement with Mr. Kellner and our employment agreements with Messrs. Gealy and Allen, described under "Compensation of Executive Officers," which were subsequently approved by our Board on September 27, 1999. As required under those employment agreements, the Compensation Committee is establishing a short-term cash incentive bonus plan for our executive officers.

               Chief Executive Officer Compensation. Mr. Kellner was compensated in accordance with his three-year consulting agreement, which provides for: (1) an annual salary of $175,000 in 1999; (2) a one-time special cash bonus of $1,070,000 paid in connection with the successful completion of our initial public offering, and (3) a discretionary cash bonus for 1999 which the Compensation Committee approved for $75,000 and which the Company paid in February 2000. In determining the annual salary for Mr. Kellner's consulting agreement, the Compensation Committee considered the compensation of comparable executives at peer companies in the broadcasting industry (some of which are included in the peer group index in the performance graph), taking into account Mr. Kellner's responsibilities, experience, and individual performance. Although the criteria for the discretionary cash bonus is subjective, the Compensation Committee takes into account such factors as the Company's EBITDA (earnings before interest, taxes, depreciation and amortization), market share, operating margin, industry position and growth by acquisition goals.

               Other Executives. The Company has also entered into three-year employment contracts with each of Mr. Allen and Mr. Gealy. These agreements provide for a base salary, a discretionary cash bonus and a one-time special cash bonus in connection with the successful completion of our initial public offering. Each of the executive officer's base salary for the year ended 1999 was $300,000 which was determined using the same criteria set forth above for Mr. Kellner. Each of Mr. Gealy and Mr. Allen received a one-time special cash bonus of $802,500 in connection with the successful completion of our initial public offering. The Compensation Committee also approved a discretionary cash bonus, pursuant to the same criteria described above, of $75,000 for 1999 for each of these executive officers which the Company paid in February 2000.

----------

* This section of the Proxy Statement will not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filings of the Company pursuant to the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended, except to the extent we specifically incorporate the section by reference therein, and will not be deemed soliciting material or otherwise deemed filed under either such Act.

               Stock Options. The Compensation Committee also awarded Messrs. Kellner, Gealy and Allen an aggregate of 2,209,091 stock options for the Company's common stock which is divided as follows: (a) Mr. Kellner was awarded 838,635 and (b) Mr. Gealy and Mr. Allen each were awarded 685,228. The awards amount to approximately 12% equity interest in the Company, on a fully diluted basis, after giving effect to the initial public offering and the awards granted to Messrs. Kellner, Gealy and Allen under the Company's 1999 Stock Incentive Plan. In determining the aggregate award of options to Messrs. Kellner, Gealy and Allen, the Compensation Committee made a subjective assessment as to the appropriate level of equity to be granted to such executives to sufficiently and properly incentivize the executives and align their interests with those of the Company's stockholders.

               The Deductibility of Executive Compensation. Section 162(m) of the Internal Revenue Code does not permit us to deduct cash compensation in excess of $1 million paid to the chief executive officer and the four highest compensated executive officers during any taxable year, unless such compensation meets certain requirements. We believe the one-time special cash bonuses described above paid in 1999 are exempt from Section 162(m) and are therefore fully deductible. We also believe that our stock incentive plan permits us to grant awards, although does not require us to, which comply with the rules under
Section 162(m) for treatment as performance-based compensation, allowing us to deduct fully compensation paid to executives under this plan.

                           THE COMPENSATION COMMITTEE

                         Thomas Embrescia Brian McNeill

                       COMPENSATION OF EXECUTIVE OFFICERS

Executive Compensation

               The following table sets forth compensation earned for the years ended December 1, 1999, 1998 and 1997, the year of our formation, by all of our executive officers.


                          SUMMARY COMPENSATION TABLE(1)

                                                                              LONG-TERM COMPENSATION
                                                                              -----------------------
NAME AND                                                    OTHER ANNUAL       SECURITIES UNDERLYING        ALL OTHER
PRINCIPAL POSITION      YEAR      SALARY       BONUS(2)      COMPENSATION          OPTIONS/SARS(#)        COMPENSATION(3)
------------------      ----      ------       --------      ------------          ---------------        ---------------
Jamie Kellner           1999    $175,000(4)   $1,145,000            --                   838,635                   --
  Chairman of the       1998     175,000(4)      100,000            --                                             --
  Board and Chief       1997          --              --            --                                             --
  Executive Officer

Douglas Gealy           1999      300,000        877,500              *                  685,228               $4,345
  President and         1998      300,000         25,000              *                                        93,900
  Chief Operating       1997      227,083         50,000             --                                         2,449
  Officer

Thomas Allen            1999      300,000        877,500              *                  685,228                2,716
  Executive Vice        1998      300,000         25,000             --                                         6,334
  President and         1997      145,833         50,000       $105,000                                         2,171
  Chief Financial
  Officer

Edward Danduran         1999      115,004         25,000             --                   38,000                1,504
  Vice President,       1998      106,016         20,000             --                                         3,000
  Controller            1997       67,017            --              --                                            --

----------

(1) We did not have restricted stock, stock appreciation rights or payouts on long term incentive compensation plans during the periods covered.

(2) Amounts disclosed in the column reflect payments under the incentive provisions of employment agreements which are described under "Employment Agreements and Arrangements."

(3)    Amounts disclosed in this column for 1999 include:
       (a) For Mr. Gealy: A $1,629 payment for life insurance and a $2,716 contribution under our 401K savings plan;
       (b) For Mr. Allen: A $2,716 contribution under our 401K savings plan; and
       (c)  For Mr. Danduran: A $1,504 contribution under our 401K savings plan.

(4)    For Mr. Kellner, this amount is his consulting fee.

* Less than $50,000 or 10% of such employee's total salary and bonus for said year.

                     EMPLOYMENT ARRANGEMENTS AND AGREEMENTS

Employment Contracts

               We have entered into a non-exclusive consulting agreement with Mr. Kellner and full-time exclusive employment agreements with each of Messrs. Gealy and Allen. Each of the agreements expires on June 16, 2002. We will have the option to extend the term of these agreements until September 29, 2003. If we exercise the extension option, the current base salary at the time of exercise would be increased by 10% for the period of the extension. If we do not exercise the extension option, vesting of all of the stock options granted on September 30, 1999 under the 1999 Stock Incentive Plan will accelerate and become immediately exercisable on June 16, 2002. The employment agreements provide for annual compensation reviews by our Compensation Committee, with stipulated minimum annual adjustments equal to increases in the Consumer Price Index. Mr. Kellner's consulting compensation is set annually on a discretionary basis by the Compensation Committee.

               As of December 31, 1999, Mr. Kellner's annual consulting fee was $175,000. Beginning January 1, 2000, Mr. Kellner's annual consulting fee is $250,000. Mr. Kellner is entitled to annual cash bonuses as determined by our Compensation Committee. In addition, in January 2000, we paid Mr. Kellner a $1,070,000 cash bonus relating to the successful completion of the initial public offering, and a $75,000 discretionary cash bonus.

               As of December 31, 1999, each of Mr. Gealy's and Mr. Allen's base salary was $300,000. For the year beginning January 1, 2000, each of Mr. Gealy's and Mr. Allen's base salary is $375,000. Mr. Gealy and Mr. Allen are entitled to annual cash bonuses as determined by our Compensation Committee. In addition, in January 2000, we paid each of Mr. Gealy and Mr. Allen an $802,500 cash bonus, relating to the successful completion of the initial public offering, and a $75,000 discretionary cash bonus.

               The consulting and employment agreements require the Compensation Committee to recommend to our Board of Directors for adoption an annual cash incentive plan under which Messrs. Kellner, Gealy and Allen will be eligible to receive awards. This plan has not yet been finalized and will be effective for the year beginning January 1, 2000. Each executive will be awarded cash incentives under such plan if they meet performance targets during 2000. The Compensation Committee approved annual bonuses for 1999 of $75,000 to each of Messrs. Kellner, Gealy and Allen which were paid in February 2000.

               Mr. Danduran is employed by us pursuant to a full-time exclusive employment agreement that expires December 31, 2002. Mr. Danduran's base salary was $115,000 at December 31, 1999 and will increase by $10,000 each January 1st. Mr. Danduran is entitled to an annual cash bonus with a target of 20% of his current base salary. The Company awarded Mr. Danduran a cash bonus of $25,000 for 1999 which was paid in February 2000.

                              OPTION GRANTS IN 1999

               The following table provides details regarding stock options granted to each of our executive officers in 1999:


                                INDIVIDUAL GRANTS



                   NUMBER OF
                   SECURITIES   % OF TOTAL                                                          POTENTIAL REALIZABLE VALUE AT
                   UNDERLYING    OPTIONS      EXERCISE     MARKET                    VALUE AT   ASSUMED ANNUAL RATES OF STOCK PRICE
                    OPTIONS     GRANTED TO        OR      PRICE ON                 GRANT DATE     APPRECIATION FOR OPTION TERM(4)
                    GRANTED    EMPLOYEES IN  BASE PRICE   THE DATE   EXPIRATION   MARKET PRICE  ------------------------------------
NAME                  (#)      FISCAL YEAR     ($/SH)     OF GRANT      DATE           0%              5%                    10%
----               ----------  ------------  ----------   --------   ----------   ------------  --------------          ------------
Jamie Kellner      838,635(1)     29.59%       $23.00        -         9/29/09           -        $12,130,500           $30,741,069
Douglas Gealy      685,228(1)     24.17%        23.00        -         9/29/09           -          9,911,533            25,117,770
Thomas Allen       685,228(1)     24.17%        23.00        -         9/29/09           -          9,911,533            25,117,770
Edward Danduran     23,000(2)       *           15.00      $23.00      8/30/09       $184,000         516,685             1,027,090
                    15,000(3)       *           23.00        -         9/29/09                        216,969               549,841

-----------

(1) These stock options were granted on September 30, 1999 under our 1999 Stock Incentive Plan. The options are exercisable in four equal annual installments beginning September 30, 2000. The maximum term of each option granted is 10 years from the date of grant. Unless the Board of Directors determines otherwise, these stock options will fully accelerate and become immediately exercisable upon: (1) a change in control event (as defined in the Company's 1999 Stock Incentive Plan); (2) the participant's employment by (or services to) the Company terminating as a result of his Total Disability (as defined in the Company's 1999 Stock Incentive Plan) or death; (3) the term of the employment or consulting agreement (as applicable) between the participant and the Company is not extended to September 29, 2003 on or before the end of the initial term on June 16, 2002; or (4) the participant's employment by (or services to) the Company is terminated by the Company for any reason other than Cause (as defined in participant's respective employment and consulting agreements, as applicable).

(2) Before our initial public offering we had long-term incentive compensation plans in which all our general managers and non-founder corporate office executives participated. At the time of our initial public offering all of the awards, including Mr. Danduran's, (none of which had vested) were converted into discounted stock options as set forth above. These discounted stock options were granted on August 31, 1999, under our 1999 Stock Incentive Plan. They vest in three equal annual installments beginning on December 31, 2000. The maximum term of each option granted is 10 years from the date of grant. Unless the Board of Directors determines otherwise, these stock options will fully accelerate and become immediately exercisable upon a change in control event as defined in the Company's 1999 Stock Incentive Plan.

(3) These stock options were granted on September 30, 1999, under our 1999 Stock Incentive Plan. The options vest in five equal annual installments beginning September 30, 2000. The maximum term of each option granted is 10 years from the date of grant. Unless the Board of Directors determines otherwise, these stock options will fully accelerate and become immediately exercisable upon a change in control event as defined in the Company's 1999 Stock Incentive Plan.

(4) Potential gains are net of the exercise price but before taxes associated with the exercise and assume that the options are exercised on the latest possible date. The 5% and 10% assumed annual rates of compounded stock appreciation are pursuant to the rules of the Securities and Exchange Commission and do not represent our estimate or projection of the future common stock price. Actual gains, if any, on stock option exercises depend on our future financial performance, overall market conditions and the option holders' continued employment through the vesting period.

*      Less than 1% of total options granted to employees in Fiscal Year 1999.

               AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1999 AND
                          FISCAL YEAR-END OPTION VALUE

               None of the stock options held by our executive officers were exercised during 1999. The following table sets forth information with respect to the exercisable and non-exercisable stock options held by our executive officers at the end of 1999.

                         NUMBER OF SECURITIES                 VALUE OF UNEXERCISED
                          UNDERLYING OPTIONS                  IN-THE-MONEY OPTIONS
                              AT FY-END                           AT FY-END(3)
                   ------------------------------       -------------------------------
                   EXERCISABLE      UNEXERCISABLE       EXERCISABLE       UNEXERCISABLE
                   -----------      -------------       ------------      -------------
NAME
----
Jamie Kellner           -             838,365(1)             -               $8,593,241
Douglas Gealy           -             685,228(1)             -               $7,023,587
Thomas Allen            -             685,228(1)             -               $7,023,587
Edward Danduran         -              23,000(2)             -                 $419,750
                        -              15,000(1)             -                 $153,750

----------

(1) These stock options were granted on September 30, 1999 under our 1999 Stock Incentive Plan. The options granted to Messrs. Kellner, Allen and Gealy become exercisable in four equal annual installments beginning September 30, 2000. The options granted to Mr. Danduran vest in five equal annual installments beginning on September 30, 2000. The maximum term of each option granted is 10 years from the date of grant.

(2) These stock options were granted on August 31, 1999, under our 1999 Stock Incentive Plan. The options vest in three equal annual installments beginning December 31, 2000. The maximum term of each option granted is 10 years from the date of grant.

(3) This amount represents solely the difference in the market price ($33.25) on the last trading day of the year, December 31, 1999, of those unexercised options which had an exercise price below such market price (i.e., "in-the-money options") and the respective exercise prices of the options. No assumptions or representations regarding the value of such options are made or intended.

                     COMPARISON OF CUMULATIVE TOTAL RETURNS

               The following graph compares the cumulative total stockholder return on a $100 investment in our common stock with the cumulative total return of a $100 investment in (a) the NASDAQ Composite Index and (b) a composite index of the following four peer companies: (1) Granite Broadcasting Corporation, (2) Hearst-Argyle Television, Inc., (3) Sinclair Broadcasting Group, Inc. and (4) Young Broadcasting Inc. Our peers were selected by the Company on a line-of-business basis and weighted for market capitalization. The graph is intended to provide a relevant comparison of total returns for the period from September 30, 1999 (the day our common stock commenced trading) through December 31, 1999. Because we effected our initial public offering in September 1999, the information in the graph is provided at month end intervals. The total return on the common stock is measured by dividing the difference between the common stock price at the end and the beginning of the measurement period by the common stock price at the beginning of the measurement period. The graph for our Company and each of the indices also assumes the reinvestment of dividends. Note: We caution that past stock price performance shown for our common stock is not necessarily indicative of future price performance.

                            ACME COMMUNICATIONS, INC.

                      COMPARISON OF CUMULATIVE TOTAL RETURN
                    SEPTEMBER 30, 1999 TO DECEMBER 31, 1999*

                                     (GRAPH)



                      9/30/99        10/29/99       11/30/99      12/31/99
                      -------        --------       --------      --------
        ACME           100.00         116.13         109.07        107.26

        Peer Group     100.00          93.97          93.98        113.11

        NASDAQ         100.00         107.27         118.71        144.32

----------

* This section of the Proxy Statement shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any of our filings of pursuant to the Securities Act of 1933 or the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate the section by reference therein, and shall not be deemed soliciting material or otherwise deemed filed under either such Acts.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

               Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC and NASDAQ. These persons are required by regulation of the SEC to furnish us with copies of all Section 16(a) forms they file.

               Based solely on our review of the copies of such forms that we received, or written representations from certain reporting persons, we believe that during 1999, our officers, directors and greater than 10% beneficial owners complied with all applicable Section 16(a) filing requirements.

                        COMPENSATION COMMITTEE INTERLOCKS
                            AND INSIDER PARTICIPATION

               Brian McNeill and Thomas Embrescia, two of our directors, served as members of our Compensation Committee during 1999. In addition, Michael Roberts, who is one of our directors, served on the Compensation Committee during the period that Mr. McNeill resigned from the Board of Directors pending the Federal Communication Commission's approval of our long-form change of control application.

Agreements with Various Sellers of Stations

               Pursuant to June 1995 agreements among ACME Television of Missouri, Inc. (formerly known as Koplar Communications, Inc.) the company from which we acquired KPLR, Roberts Broadcasting, and its owners, Michael Roberts and his brother Steven Roberts, Roberts Broadcasting cannot:

               -     transfer its license for WHSL, East St. Louis,
                     Missouri;

               - commit any programming time of the station for commercial programming or advertising; or

               - enter into a local marketing agreement with respect to such station until June 1, 2000.

               If the current affiliation agreement for WHSL is terminated, the substitute format must be substantially similar to the current home shopping network format or an infomercial format. We paid $300,000 in 1999 under these agreements. Both Michael and Steven Roberts are stockholders of our company.

               In connection with our stations in Utah and New Mexico, we entered into long-term agreements to lease studio facilities and/or transmission tower space from an affiliate of Michael and Steven Roberts. These leases have terms of approximately fifteen years and provide for monthly payments aggregating approximately $25,000, subject to adjustment based on the Consumer Price Index. In addition, entities affiliated with Michael and Steven Roberts have exercised their option to purchase our studio building in Albuquerque from us at its original cost and to lease it back to us at a stipulated lease rate approximating the facilities' fair market value rental rate on the date we acquired it.

               In December 1997, we loaned Michael Roberts and Steven Roberts $4.0 million, in connection with the purchase of KUPX. This loan was repaid in connection with the closing of the KUPX sale in February 1999.


Voting Agreement

               We have entered into a long-term voting agreement with Messrs. Kellner, Gealy, Allen, Embrescia and Roberts, and investment funds managed by or affiliated with Alta Communications, BancBoston, CEA Capital and TCW Asset Management Company, all of whom are current stockholders. Pursuant to the long-term voting agreement, Messrs. Kellner, Gealy, Allen, Embrescia and Roberts and affiliates of Alta Communications, BancBoston, CEA Capital and TCW Asset Management Company all have agreed to vote their shares of voting stock in favor of certain named designees pursuant to which they will be able to elect at least a majority of our board. The long-term voting agreement will expire October 5, 2001. In addition to being stockholders, Messrs. Kellner, Gealy, Allen, Embrescia and Roberts are all directors. Furthermore, Messrs. Collis, McNeill and Schall are each employed by affiliates of the investment fund stockholders ( CEA Capital Partners, Alta Communications and TCW Asset Management Company, respectively) and each serve as directors of our company.


Agreements with other Stockholders and Directors

               In June and September 1997, we issued an aggregate of approximately $24.8 million of 10% convertible debentures with the right to convert into 24,775,970 membership units to affiliates of Alta Communications, Banc Boston, CEA Capital Partners and TCW Asset Management Company, each of which are stockholders. We believe that the terms of the foregoing transactions are or were at least as favorable to us or our affiliates as those that could be obtained from an unaffiliated party.


Bridge Loan

               On April 23, 1999, to finance in part the acquisition of WBDT, WIWB and WBUI affiliates of certain of our stockholders, Alta Communications, TCW Asset Management Company, BancBoston and CEA Capital Partners agreed to make a $15.0 million loan to us, $7 million of which was advanced on April 23, 1999 and $8 million of which was advanced on June 23, 1999. The entire $15.0 million, plus accrued interest, was repaid on October 5, 1999, at the closing of our initial public offering. Three of our directors are officers of entities who made the loans.

Registration Rights

               We have entered into a registration rights agreement with all of our pre-initial public offering investors, including Messrs. Kellner, Allen and Gealy and each of our non-management directors or their affiliates. At any time 180 days after the Company's initial public offering, these stockholders, holding an aggregate of at least 25% of the stock covered by this registration rights agreement, may demand that we file a registration statement under the Securities Act covering all or a portion of the securities of ours held by them. However, the securities to be registered must have an anticipated aggregate public offering price of at least $10.0 million. These stockholders can effect two such demand registrations.

               When we are eligible to use a Registration Statement on Form S-3 to register an offering of our securities, these stockholders may request that we file a registration statement on Form S-3, covering all or a portion of securities of ours held by them, if the aggregate public offering price is at least $2.0 million. These stockholders can request that we file two S-3 registration statement per year.

               These registration rights are subject to our right to delay the filing of a registration statement, not more than once in any 12-month period, for not more than 90 days.

               In addition, these stockholders will have piggyback registration rights. If we propose to register any common stock under the Securities Act, other than pursuant to the registration rights noted above, these stockholders may require us to include all or a portion of their securities in such registration. However, the managing underwriter, if any, of any such offering has rights to limit the number of registrable securities proposed to be included in such registration.

               We would bear all registration expenses incurred in connection with these registrations. The stockholders would pay all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of their securities.

               The registration rights of each stockholder under the registration rights agreement terminate when that stockholder may transfer its securities under Rule 144 promulgated under the Securities Act or their shares have otherwise been transferred.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The WB Network

               Our stations have entered into affiliation agreements and, from time to time, related marketing arrangements with The WB Network. Mr. Kellner is an owner and the Chief Executive Officer of The WB Network. We believe that the terms of each of these affiliation agreements or marketing agreements are or were at least as favorable to us or our affiliates as those that could be obtained from an unaffiliated party.

Agreements with Various Sellers of Stations

               See "Compensation Committee Interlocks and Insider Participation" above for a description of transactions in 1999 between the Company and Michael Roberts.


Voting Agreement

               See "Compensation Committee Interlocks and Insider Participation" above for a description of the long-term voting agreement entered into in 1999 between the Company and Messrs. Kellner, Gealy, Allen, Embrescia and Roberts, and investment funds managed by or affiliated with Alta Communications, BancBoston, CEA Capital and TCW Asset Management Company, all of whom are current stockholders.


Agreements with other Stockholders and Directors

               In connection with our acquisitions of WBUI, WIWB and WBDT, we paid CEA, Inc. a broker's fee of $125,000. CEA, Inc. also received compensation from the seller in connection with our acquisitions of WBUI, WIWB and WBDT.

               See also "Compensation Committee Interlocks and Insider Participation" above for a description of the 10% convertible debentures which we issued to affiliates of Alta Communications, Banc Boston, CEA Capital Partners and TCW Asset Management Company, each of which are stockholders.

               We believe that the terms of each of the foregoing transactions are or were at least as favorable to us or our affiliates as those that could be obtained from an unaffiliated party.


Bridge Loan

               See "Compensation Committee Interlocks and Insider Participation" above for a description of the $15.0 million loan made to us by affiliates of certain of our stockholders, Alta Communications, TCW Asset Management Company, BancBoston and CEA Capital Partners to finance in part the acquisition of WBDT, WIWB and WBUI.


Registration Rights

               See "Compensation Committee Interlocks and Insider Participation" above for a description of the registration rights agreement we have entered into with all of our pre-initial public offering investors, including Messrs. Kellner, Allen and Gealy and each of our non-management directors or their affiliates.

                         INDEPENDENT PUBLIC ACCOUNTANTS

               Our Board of Directors has appointed KPMG LLP as our independent public accountants for 2000. KPMG LLP has served as our independent public accountants since 1997. Services provided to us and our subsidiaries by KPMG LLP in 1999 included the examination of our financial statements for the year ended December 31, 1999, limited reviews of quarterly reports, services related to filings with the Securities and Exchange Commission and consultations on various tax matters and Year 2000 issues.

               We expect representatives of KPMG LLP to be at the Annual Meeting and to be available to respond to questions from stockholders. We will give the KPMG LLP representatives an opportunity to make a statement if they desire.

               Ratification of appointment of KPMG LLP as our independent public accountants for 2000 will require the affirmative vote of a majority of voting shares of the common stock represented in person or by proxy at the Annual Meeting. If the stockholders do not make such ratification, the Audit Committee and the Board of Directors will reconsider the appointment.

               THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT ACCOUNTANTS FOR 2000. PROXIES THAT WE RECEIVE WILL BE VOTED IN FAVOR OF THE RATIFICATION OF KPMG LLP FOR 2000 UNLESS A CONTRARY CHOICE IS INDICATED.

                         FINANCIAL AND OTHER INFORMATION

               Our Annual Report for the year ended December 31, 1999, including financial statements, is being sent to stockholders of record as of the close of business on March 15, 2000, together with this Proxy Statement. We will furnish, without charge, a copy of our Annual Report on Form 10-K (without exhibits) for the year ended December 31, 1999, as filed with the Securities and Exchange Commission, to any stockholder who submits a written request to our corporate Secretary at our offices, 2101 E. Fourth Street, Ste. 202, Santa Ana, California 92705.

                              STOCKHOLDER PROPOSALS

               Any stockholder who intends to present a proposal at our 2001 Annual Stockholders' Meeting must deliver the proposal to us at our principal executive offices not later than December 2, 2000 for inclusion in our proxy statement and form of proxy relating to the meeting.

               Stockholder proposals submitted outside the processes of Rule 14a-8 under the Securities Exchange Act of 1934 (i.e., a proposal to be presented at the next annual meeting of stockholders but not submitted for inclusion in the Company's Proxy Statement for that meeting) must be timely submitted. Until further notice, to be timely with respect to our 2001 Annual Stockholders' Meeting (which is presently expected to be held in April 2001), a stockholder's notice of director nominations or of business to be brought before such Annual Meeting must be received in writing by the Secretary of the Company at the principal executive office of the Company not less than ninety (90) days nor more than one hundred and twenty (120) days before the first anniversary of our 2000 Annual Meeting (provided, however, that if the date of the 2001 Annual Stockholders' Meeting is more than 30 days before or more than 70 days after such anniversary date, notice by the stockholder must be delivered no less than ninety (90) days (or 10 days after the day on which we make a public announcement of such Annual Meeting) nor more than one hundred and twenty (120) days before the date of such 2001 Annual Meeting). Such notice must also contain certain additional information required by the Bylaws and otherwise comply with applicable legal requirements. Stockholders may obtain a complete copy of the Company's Bylaws, as amended, by submitting a request to the Secretary of the Company at the address set forth above under "Financial and Other Information."


                                  OTHER MATTERS

               The Board of Directors knows of no matters to be presented for action by the stockholders at the Annual Meeting other than those described in this Proxy Statement. Unless otherwise indicated, if any other matter is properly brought before the meeting and may be properly acted upon, the persons named in the accompanying form of proxy will be authorized by such proxy to vote the proxies thereon in accordance with their best judgment.

                                            For the Board of Directors




                                            Thomas Allen
                                            Executive Vice President,
                                            Chief Financial Officer and
                                            Secretary

March 31, 2000

                                     PROXY

                           ACME COMMUNICATIONS, INC.
                   PROXY FOR ANNUAL MEETING OF APRIL 26, 2000

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Thomas Allen and Douglas Gealy, or either of them, as attorneys-in-fact, with full power of substitution, to vote in the manner indicated below, and with discretionary authority as to any other matters that may properly come before the meeting, all shares of common stock of ACME Communications, Inc. which the undersigned is entitled to vote at the annual meeting of stockholders of ACME Communications, Inc. to be held on April 26, 2000, at the Peninsula Hotel located at 9882 Santa Monica Blvd., Beverly Hills, California at 9:00 a.m. (local time) or any adjournment thereof.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1 AND 2.

1. Election of the eight nominees for director set forth in the Proxy Statement.

        Nominees: Jamie Kellner, Douglas Gealy, Thomas Allen, James Collis, Thomas Embrescia, Brian McNeill, Michael Roberts and Darryl Schall

       FOR ALL: [ ]        WITHHELD FOR ALL: [ ]        FOR ALL EXCEPT: [
                                ]  ------------

2. Ratification of the Appointment of KPMG LLP as independent auditors.

             FOR: [ ]        AGAINST: [ ]        ABSTAIN: [ ]

3. Such other matters as may properly come before the meeting or any adjournment thereof. As to such other matters the undersigned hereby confers discretionary authority.

             NOT VALID UNLESS DATED AND SIGNED ON THE REVERSE SIDE

    This Proxy When Properly Executed Will be Voted as Directed. If No Direction is Made, This Proxy Will be Voted FOR the Nominees for Directors and FOR the Ratification of KPMG LLP as Independent Auditors.

                                                         Dated:             ,
                                                         2000

                                                         -----------------------
                                                              Signature(s):

                                                         -----------------------

                                                         Note: Please sign
                                                         exactly as your name is
                                                         printed. When shares
                                                         are held by joint
                                                         tenants, both should
                                                         sign. When signing as
                                                         attorney, executor,
                                                         administrator, trustee
                                                         or guardian, please
                                                         give full title as
                                                         such. If a corporation,
                                                         please sign in full
                                                         corporate name by
                                                         president or other
                                                         authorized officer. If
                                                         a partnership, please
                                                         sign in partnership
                                                         name by authorized
                                                         person.

    Please mark, sign and date, and return the proxy card promptly using the enclosed envelope.